                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Contact:
Sandra Yacura
510/814-5360
syacura@netopia.com


                    Netopia Completes Acquisition of Cayman

    Acquisition Expands Customer Base With Leading ILECs and Cable Companies

ALAMEDA, Calif. (October 12, 2001) - Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and Web Platform software designed for small, medium and distributed enterprises, today announced that it has completed the previously announced acquisition of Cayman Systems, Inc., a leading developer and supplier of business class ADSL and Ethernet routers.

The Cayman acquisition strengthens Netopia's leadership position in the broadband gateway market by expanding its customer base to include Cayman's current customers, ILECs SBC Communications Inc., BellSouth Telecommunications, Inc., and Comcast, a leading cable provider.

The acquisition will be accounted for under the purchase method and is expected to result in a one-time charge for in-process R&D to be taken in the quarter ending December 31, 2001.

"We are confident that combining Netopia's and Cayman's talented personnel, product lines, strong customer relationships, development and service will help us achieve our goal of being a market leader for both business class customer premise equipment and the rapidly emerging market for broadband residential gateway products," said Alan Lefkof, Netopia's President and CEO. "Netopia and Cayman products are used on a regular basis by more than one million Internet users. We will continue to develop and market products that meet the needs of carriers and service providers worldwide."

Netopia intends to maintain Cayman's facility in Billerica, Massachusetts. More information about Netopia's and Cayman's products and services can be obtained at http://www.cayman.com and http://www.netopia.com.

About Netopia, Inc.

Netopia, Inc. develops, markets and supports broadband gateways and web platform software designed for small, medium and distributed enterprises, small offices/home offices, and multi-PC households. Netopia's targeted technology enables carriers and service providers to deliver bundled, value-added services for acquiring and retaining subscribers in large, fast-growing markets. These bundled service offerings often include DSL and other broadband services bundled with backup, bonding, VPN, voice over DSL, and eSite and eStore hosting with eCare.

Netopia's broadband gateways are interoperable with all major central office equipment suppliers, including Alcatel, Cisco, Copper Mountain Networks, Ericsson, Lucent Technologies, Nokia, Paradyne, Siemens, and Zhone Technologies. Netopia has established strategic distribution relationships with leading carriers and service providers including BellSouth, Covad Communications, Earthlink Network, Everdream, France Telecom, Lockheed Martin Global Telecom, MegaPath Networks, Network Telephone, SBC Communications, Telecom Italia, UUNet, Verio, Verizon, and XO Communications.

Headquartered in Alameda, Calif., Netopia's common stock trades on The Nasdaq Stock Market(R) under the symbol "NTPA." Further information about Netopia can be obtained via phone 510/814-5100, fax 510/814-5021 or on the Web at www.netopia.com.

                                     # # #

Portions of this release include forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the expected synergies and results of the acquisition of Cayman, product development, anticipated new products and customers, growth opportunities, and future operating results. Investors are cautioned that all forward-looking statements involve numerous risks and uncertainties, including but not limited to Netopia's ability to integrate Cayman into Netopia's business, rapid technological change, the highly competitive nature of Netopia's markets, product development, product acceptance, licensing opportunities and general economic conditions. For more information concerning Netopia and risk factors that may affect Netopia's future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia's public filings with the United States Securities and Exchange Commission, including but not limited to the report on Form 10-K for the year ended September 30, 2000, and the report on Form 10-Q for the quarter ended June 30, 2001, which are available by calling Netopia at 510/814-5260 or online at www.sec.gov. Netopia does not undertake to update any oral of written forward looking-statement that may be made by or on behalf of Netopia.

All company names, brand names and product names are trademarks of their respective holder(s).